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Consolidated Statements of Income                       Exhibit 99

Household Finance Corporation and Subsidiaries
In millions.
Year ended December 31                               1996       1995
-----------------------------------------------  --------   --------
Finance income                                   $1,927.9   $1,724.6
Interest income from noninsurance
   investment securities                             35.9       33.9
Interest expense                                    911.1      824.6
                                                 --------    -------
Net interest margin                               1,052.7      933.9
Provision for credit losses on owned
   receivables                                      522.8      511.0
                                                 --------     ------
Net interest margin after provision
   for credit losses                                529.9      422.9
                                                 --------     ------
Securitization income                               720.1      424.6
Insurance revenues                                  167.9      251.7
Investment income                                   145.2      453.8
Fee income                                          178.4      125.2
Other income                                         69.8      100.2
                                                 --------     ------
Total other revenues                              1,281.4    1,355.5
                                                 ---------   -------
Salaries and fringe benefits                        388.0      289.3
Other operating expenses                            669.7      599.6
Policyholders' benefits                             204.0      452.3
                                                 ---------   -------
Total costs and expenses                          1,261.7    1,341.2
                                                 ---------   -------
Income before income taxes                          549.6      437.2
Income taxes                                        180.6      175.4
                                                 ---------   -------
Net income                                       $  369.0    $ 261.8
                                                 =========   =======
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Consolidated Balance Sheets
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
Household Finance Corporation and Subsidiaries
In millions.
At December 31                                       1996        1995
----------------------------------------------- ---------   ---------
Assets
Cash                                            $   228.5   $   154.7
Investment securities                             1,720.0     3,233.0
Receivables, net                                 16,391.7    12,665.0
Advances to parent company and affiliates            75.8       119.6
Acquired intangibles, net                           938.2       418.7
Properties and equipment, net                       268.7       286.2
Real estate owned                                   112.1       105.6
Other assets                                        844.8       810.6
                                                ---------   ---------
Total assets                                    $20,579.8   $17,793.4
                                                =========   =========

Liabilities and Shareholder's Equity
Debt:
   Commercial paper, bank and other
     borrowings                                 $ 5,223.5   $ 4,154.2
   Senior and senior subordinated
     debt (with original maturities
     over one year)                              10,648.3     8,257.5
                                                ---------   ---------
Total debt                                       15,871.8    12,411.7
Insurance policy and claim reserves               1,021.7     2,212.9
Other liabilities                                   993.5       931.7
                                                ---------   ---------
Total liabilities                                17,887.0    15,556.3
Preferred stock                                     100.0       100.0
Common shareholder's equity:
   Common stock, $1.00 par value, 1,000
     shares authorized, 1,000 shares issued
     at December 31, 1996 and 1995 and
     additional paid-in capital                     892.9       692.6
   Retained earnings                              1,721.5     1,359.8
   Foreign currency translation adjustments          (8.9)       (9.0)
   Unrealized gain (loss) on investments, net       (12.7)       93.7
                                                ---------   ---------
Total common shareholder's equity                 2,592.8     2,137.1
                                                ---------   ---------
Total liabilities and shareholder's equity      $20,579.8   $17,793.4
                                                =========   =========
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